UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2008

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Endeavour International Corporation today confirmed the closing, on January 25, 2008, of the previously announced $40 million investment by the Smedvig Family Office of Norway. The Smedvig family also committed an additional $60 million for future investments with us on terms to be decided at the time of the investment. The initial investment of $40 million and a new $25 million lending facility with our primary banks has been used, together with existing cash resources, to retire the $75 million second lien term loan established as part of the Talisman asset acquisition in 2006. The retired second lien term loan carried an interest rate of LIBOR plus 700 basis points and a number of restrictive covenants, including the requirement to pay dividends to our preferred shareholders with common stock.

11.5% Guaranteed Convertible Bonds

The 11.5% guaranteed convertible bonds due 2014 (the "Bonds") bear interest at a rate of 11.5% per annum and are unconditionally guaranteed by us on a senior unsecured basis. Outstanding interest is capitalized to the principal amount quarterly. If a 20-day weighted average closing price of our common stock is greater than $6.00 prior to the fourth anniversary, the Bonds shall cease to bear interest from the fourth anniversary.

The Bonds are convertible into shares of our common stock at an initial conversion price of $2.36 per $1,000 of principal. The conversion price will be reduced in accordance with the terms of the Bonds upon occurrence of certain events, standard in these instruments, such as payment of common stock dividends and common stock splits.

Upon the fourth anniversary, the holders have the right to redeem the Bonds if the weighted average closing price of our common stock for 30 days prior to that anniversary is less than the conversion price, as adjusted. If the holders do not exercise this right, the right lapses and the conversion price is reset to the then current market price of our common stock if such price is lower than the conversion price, as adjusted.

We are required to register the shares of common stock issuable upon conversion of the Bonds with the Securities and Exchange Commission, and we will register the shares of common stock pursuant to the terms of the Registration Rights Agreement dated January 24, 2008 between us and Smedvig QIF Plc, the initial purchaser of the Bonds. If we do not comply with the required registration rights, the Bonds will bear an increased interest rate.

If we undergo a "change of control," as defined, the holders of the Bonds have the right, subject to certain conditions, to redeem the Bonds and accrued interest. The Bonds may become immediately due upon the occurrence of certain events of default, as defined.

The terms and conditions of the Bonds are contained in schedule 1 to the Trust Deed among us, our subsidiary Endeavour Energy Luxembourg S.a.r.l., the issuer of the Bonds, and BNY Corporate Trustee Services Limited, the trustee. Copies of the Trust Deed, which includes the Form of Global Note (containing the terms and conditions of the Bonds), and the Registration Rights Agreement are attached hereto as Exhibit 4.1 and 4.2, respectively. The description of the Trust Deed, the Bonds and the Registration Rights Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the foregoing exhibits, which are incorporated herein by reference.

Bank Facility

We also borrowed $25 million under a Bank Facility Agreement (the "Bank Facility"), dated January 22, 2008, and entered into by our financing subsidiary Endeavour International Holding B.V., us and certain of our subsidiaries, as guarantors, BNP Paribas and Bank of Scotland Plc, as the mandated lead arrangers and original lenders, and BNP Paribas, as agent and security trustee. Indebtedness under the Bank Facility will bear interest at LIBOR plus 3.5% within the first year and LIBOR plus 5.5% after the first year. Amounts borrowed under the Bank Facility will be repaid in semi-annual payments and must be repaid in full on October 11, 2011.

Outstanding amounts under the Bank Facility may be prepaid at our option, however once repaid, amounts under the Bank Facility may not be re-borrowed. The Bank Facility contains customary covenants, similar to those in our revolving credit facility, which limit our ability to incur indebtedness, except for permitted hedging arrangements; create certain liens; dispose of our assets and, after the first anniversary, make dividend payments or other distributions with respect to equity securities. The Bank Facility also contains various financial and technical covenants.

The amounts outstanding under the Bank Facility may become immediately due upon the occurrence of a change of control, failure to pay obligations under other financial indebtedness when due, certain events of default, breach of financial covenants and other events as defined in the Bank Facility.

A copy of the Bank Facility is attached hereto as Exhibit 10.1. The description of the Bank Facility contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the foregoing exhibit, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Simultaneously with entering into the Bank Facility and the Bonds discussed in Item 1.01 above, we terminated the Second Lien Credit Agreement and repaid all of the $75 million in outstanding indebtedness under the Second Lien Credit Agreement, plus accrued interest and related fees and expenses of approximately $3.6 million. The amount outstanding under the Second Lien Credit Agreement was scheduled to mature in 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Bonds and Bank Facility is contained in Item 1.01 above, which is incorporated herein by reference. The description of the Bonds and Bank Facility contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the Bank Facility and the Form of Global Note contained in the Trust Deed attached hereto as Exhibit 10.1 and 4.1, respectively, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

A description of the sale of the Bonds and the potential issuance of Common Stock upon conversion of the Bonds in Item 1.01 is hereby incorporated by reference into this item.

The issuance of the Bonds described above in Item 1.01 was effected without registration in reliance on Regulation S promulgated under the Securities Act. No underwriters were involved with the issuance of such securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
4.1 - Trust Deed, dated as of January 24, 2008, among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee.

4.2 - Registration Rights Agreement, dated as of January 24, 2008, between Endeavour International Corporation and Smedvig QIF Plc.

10.1 - Junior Facility Agreement, dated as of January 22, 2008, among Endeavour International Holding B.V., as borrower, Endeavour International Corporation and certain of its affiliates party thereto, as guarantors, BNP Paribas and Bank of Scotland Plc, as the mandated lead arrangers and original lenders, and BNP Paribas, as agent and security trustee.

99.1 - Press Release, dated January 28, 2008, announcing entry into the $25 million Junior Facility Agreement and the issuance of $40 million aggregate principal amount of 11.5% Guaranteed Convertible Bonds due 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

January 28, 2008	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Sr. Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

4.1	Trust Deed, dated as of January 24, 2008, among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee.
4.2	Registration Rights Agreement, dated as of January 24, 2008, between Endeavour International Corporation and Smedvig QIF Plc.
10.1	Junior Facility Agreement, dated as of January 22, 2008, among Endeavour International Holding B.V., as borrower, Endeavour International Corporation and certain of its affiliates party thereto, as guarantors, BNP Paribas and Bank of Scotland Plc, as the mandated lead arrangers and original lenders, and BNP Paribas, as agent and security trustee.
99.1	Press Release, dated January 28, 2008, announcing entry into the $25 million Junior Facility Agreement and the issuance of $40 million aggregate principal amount of 11.5% Guaranteed Convertible Bonds due 2014.